Exhibit 10.2

HARLEYSVILLE GROUP INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated by the Board of Directors April 28, 2010

I.           PURPOSE

The Harleysville Group Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) is established by the Harleysville Group Inc. (the “Company”) for the benefit of the eligible employees of the Company, its parent and their respective subsidiaries. The purpose of the Plan is to provide each eligible employee with an opportunity to acquire or increase a proprietary interest in the Company. The Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). As used herein, the terms “parent” and “subsidiary” shall have the same meaning as in Section 425 of the Code.

II.           DEFINITIONS

1.	“Company” means Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

2.
“Base Pay” means the regular compensation paid to a Participant with respect to the Enrollment Period. Base Pay shall not include overtime, bonuses, or other items which are not considered to be regular earnings by the Company.

3.	“Board” means the Board of Directors of the Company.

4.	“Code” means the Internal Revenue Code of 1986, as amended.

5.	“Committee” means the Committee of at least three officers appointed by the Board.

6.	“Common Stock” means the common stock of the Company, par value of $1.00 per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

7.
“Disability” means the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Company on the basis of appropriate medical evidence, and that results in the Participant’s cessation of active employment with the Company.

8.	“Enrollment Period” means the January 1-14 or July 1-14 immediately preceding a subscription period.

9.
“Fair Market Value” means the closing sale price of a share of Common Stock on a given date (as described in this Plan) on the principal securities exchange on which the Company’s Common Stock is listed or traded.

10.	“Participant” means an eligible employee of the Company, its parent or any of their respective subsidiaries who files an enrollment card.

11.	“Plan” means this Amended and Restated Employee Stock Purchase Plan.

12.
“Retirement” means cessation of a Participant’s employment in accordance with the then-current retirement eligibility standards of the Company, its parent or the relevant subsidiary, which may include early retirement or normal retirement.

13.	“Share Purchase Limit” means, for each Subscription Period, a maximum of 1,000 shares of Common Stock, subject to adjustment as set forth in Section III.D.

14.	“Subscription Period” means the period from January 15 through July 14 or from July 15 through January 14.

15.	“Subscription Price” has the meaning set forth in Article VI.

16.	“Termination of Employment” means a cessation of the Participant’s employment with the Company, its parent or any affiliates for any reason other than Retirement, death or disability.

III.           PLAN ADMINISTRATION

A.	ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

(1) to interpret the Plan;

(2) to prescribe, amend and rescind rules and regulations relating to the Plan; and

(3)  to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, or by rules and regulations of a national securities exchange or the Nasdaq Stock Market.

All determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, Participants, and any persons having any interest under the Plan.

B.	MAXIMUM NUMBER OF SHARES AVAILABLE:

(1)  Subject to adjustment as specified in Section III.D. below, the aggregate number of shares of common stock that may be issued under the Plan is 3,150,000 shares, representing 1,000,000 shares previously approved in 1995, 650,000 approved in 2003, and 1,500,000 shares approved in 2008. Such shares that are issued may be authorized and unissued shares or treasury shares. Except as provided herein, any shares subject to an award which for any reason are not issued shall again be available under the Plan.

C.	ELIGIBILITY; SHARE PURCHASE LIMITATIONS; EFFECT OF HARDSHIP WITHDRAWAL:

(1)  All regular full-time employees and regular part-time employees who work at least twenty (20) hours or more a week for the Company, its parent, or any of their respective subsidiaries which have been designated by the Board as participating in the Plan (including subsidiaries which are so designated after the stockholders have approved the Plan) are eligible to participate in the Plan.

(2)  A person who is otherwise eligible to participate shall not be granted any right to purchase stock under the Plan to the extent (i) it would, if exercised, cause the person to own shares of stock (including shares which would be owned if all outstanding options to purchase stock owned by such person were exercised) which possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent or any of their respective subsidiaries; (ii) it would, if exercised, cause the person to have the right to acquire through the Plan shares of Common Stock in excess of the Share Purchase Limit, or (iii) it causes such person to have purchase rights under the Plan (and all other stock purchase plans of the Company, its parent or any subsidiary, which meet the requirements of Section 423 of the Code) which accrue at a rate which exceeds $25,000 of Fair Market Value of stock of the Company, its parent or any subsidiary (determined at the time the right to purchase stock under this Plan is granted) for each calendar year in which such right is outstanding. For this purpose a right to purchase stock accrues when it first becomes exercisable during the calendar year (but the rate of accrual for any calendar year can in no event exceed $25,000 of the Fair Market Value of the stock subject to the right) and the number of shares of stock under one right may not be carried over to any other right.

(3)  If an employee obtains a hardship withdrawal under the Company’s Retirement Savings Plus Plan or any similar plan maintained by the Company, its parent, or a subsidiary, then said employee may not, for the six (6) month period following the hardship withdrawal, make any contributions for purchase of stock under the Plan. In such case, such employee will be deemed to have withdrawn his or her contribution for the current Subscription Period and will have such contributions returned to him or her. The employee is further not entitled to re-subscribe to the Plan until the beginning of the first Subscription Period following the completion of the six (6) month period.

D.
ADJUSTMENTS: In the event of stock dividends, stock splits, re capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, such automatic substitution or adjustment shall be made in the Share Purchase Limit, the maximum aggregate number of shares which may be issued under this Plan, the maximum number of shares that can be purchased in any calendar year or Subscription Period and the Subscription Price for such shares, as the Board determines shall cause an equitable adjustment under this Plan, in proportion to the effect of such change to the Common Stock generally. In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

IV.           ENROLLMENT AND ENROLLMENT PERIODS

Enrollment will take place in the Enrollment Periods. Any employee who is eligible to participate and desires to subscribe for the purchase of shares of Common Stock for the following Subscription Period must file a subscription agreement with the Company’s Payroll unit during the applicable Enrollment Period. Once enrolled, a Participant Employee will continue to participate in the Plan for each succeeding Subscription Period until he or she terminates his or her participation or ceases to be an eligible employee. If a Participant desires to change his or her rate of contribution, he or she may do so effective for the next Subscription Period by filing a new subscription agreement during the applicable Enrollment Period.

V.           DURATION OF OFFER AND SUBSCRIPTION PERIODS

The Effective Date of this Plan shall be the first day of the Subscription Period following approval of this Plan by the Company’s stockholders; provided, that the applicable Enrollment Period may occur prior to such date in accordance with this Plan. No Subscription Period shall commence on or after the tenth anniversary of the Effective Date, but a Subscription Period started prior to such date may extend until completion of such final Subscription Period. Thereafter, this Plan shall terminate.

VI.           SUBSCRIPTION PRICE

The “Subscription Price” for each share of Common Stock shall be the lesser of eighty-five percent (85%) of the Fair Market Value of such Common Stock on the last trading day before the first day of the Subscription Period or eighty-five percent (85%) of the Fair Market Value of such share on the last trading day of the Subscription Period, but in no event less than $1.00 per share, the par value of a share of Common Stock.

VII.           AMOUNT OF CONTRIBUTION AND METHOD OF PAYMENT

Except as otherwise provided herein, the Subscription Price shall be paid by a Participant by means of the use of funds credited to such Participant’s Plan account during the Subscription Period through payroll deductions. The minimum deduction shall be no less than the lesser of one percent (1%) of the Participant’s Base Pay or $3.00 bi-weekly and the maximum deduction shall be no more than fifteen percent (15%) of such Base Pay. Payroll deductions shall commence with the first pay issued during the Subscription Period and shall continue with each pay throughout the entire Subscription Period except for pay periods for which the Participant receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.).

VIII.          PURCHASE OF SHARES

The Company will maintain on its books a “Plan Account” in the name of each Participant. At the close of each pay period, the amount deducted from the Participant’s Base Pay will be credited to the Participant’s Plan Account. As of the last day of each Subscription Period, the amount then in the Participant’s Plan Account will be divided by the Subscription Price for such Subscription Period and the Participant’s Plan Account will be credited with the number of whole and fractional shares of Common Stock that results, subject to the limitations set forth in Section III.C(2).  Shares will be issued in a book entry form with the Company’s stock transfer agent.  A Participant will receive a statement of account in a timely fashion from the transfer agent following the end of each Subscription Period. In the event the number of shares subscribed for any Subscription Period exceeds the number of shares available for sale under the Plan for such period, the available shares shall be allocated among the Participants in proportion to their Plan Account balances.

IX.           WITHDRAWAL FROM THE PLAN

A Participant may withdraw from the Plan at any time.  At the time of withdrawal the amount credited to the Participant’s Plan Account will be refunded in cash without interest.

X.           SEPARATION FROM EMPLOYMENT

Separation from employment for any reason including death, disability, Retirement or Termination of Employment shall be treated as an automatic withdrawal as set forth in Section IX, except that if separation occurs within three months prior to a purchase date, such Participant may continue to participate during that Subscription Period although no further contributions may be made. A transfer among the Company, its parent or their respective designated subsidiaries shall not be treated as a separation from employment.

XI.           ASSIGNMENT

No Participant may assign his or her subscription or rights to subscribe to any other person and any attempted assignment shall be void.

XII.           AMENDMENT OR DISCONTINUANCE OF THE PLAN

The Board shall have the right to amend, modify or terminate the Plan at any time without notice provided that no Participant’s existing rights are adversely affected thereby and provided further that without the approval of the holders of a majority of the issued and outstanding shares of Common Stock no such amendment shall increase the total number of shares subject to the Plan, change the formula by which the price at which the shares shall be purchased is determined, change the class of employees eligible to participate in the Plan, materially increase the benefits accruing to Participants under the Plan, or make any other action effective that requires stockholder approval as required by federal or state laws or regulations or by rules and regulations of a national securities exchange or Nasdaq without seeking and receiving such stockholder approval.

XIII.          TRANSFERABILITY

Neither payroll deductions credited to a Participant’s Plan Account nor any rights with regard to any rights to purchase shares of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by the laws of descent and distribution or as provided in Section XIII hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

XIV.           NOTICE OF DISQUALIFYING DISPOSITION

If the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any shares of Common Stock issued to Participant under this Plan, and such disposition occurs within the two-year period commencing on the day after the beginning of a Subscription Period or within the one-year period commencing on the day after the purchase of such Shares, the Participant shall, within ten (10) days of such disposition, notify the Company thereof in writing.

XV.           MISCELLANEOUS PROVISIONS

A.
GOVERNMENT AND OTHER REGULATIONS: The obligation of the Company to issue stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

B.
OTHER COMPENSATION PLANS AND PROGRAMS: The Plan shall not be deemed to preclude the implementation by the Company, Parent or its subsidiaries of other compensation plans or programs which may be in effect from time to time. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company, its Parent or its subsidiaries except as provided in such other plan. Any purchases made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company, Parent or its subsidiaries unless specifically provided in such other plan.

C.	CONSTRUCTION OF PLAN: The interpretation of the Plan and the application of any rules implemented hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

D.	PRONOUNS, SINGULAR AND PLURAL: The masculine may be read as feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

E.           LIMITATION OF RIGHTS:

(1)
No Right to Continue as an Employee: Neither the Plan, nor the granting of a right to participate nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee of the Company, its parent or any of their respective subsidiaries for any period of time, or at any particular rate of compensation.

(2)
No Stockholder’s Rights: A Participant shall have no rights as a stockholder with respect to the shares issued hereunder until the end of a Subscription Period in which a Participant is enrolled, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued.

F.
STOCKHOLDER APPROVAL: The adoption of this Plan was subject to stockholder approval, which was obtained.  The Company shall obtain the further approval of its stockholders for any amendment to this Plan if such approval is required by law or the rules of any applicable stock exchange.

Exhibit 10.2

TO RECORD THE ADOPTION OF THIS PLAN, THE COMPANY HAS CAUSED ITS AUTHORIZED OFFICERS TO AFFIX THE CORPORATE NAME AND SEAL HERETO THIS 28th DAY OF APRIL, 2010.

HARLEYSVILLE GROUP INC.

BY:     /s/ Michael L. Browne____________
           Michael L. Browne, President & CEO

ATTEST:

/s/ Robert A. Kauffman__________
Robert A. Kauffman, Secretary